UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2014

UniTek Global Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-34867 (Commission File Number)	75-2233445 (IRS Employer Identification No.)

1777 Sentry Parkway West, Blue Bell, PA (Address of Principal Executive Offices)	19422 (Zip Code)

Registrant’s telephone number, including area code:  (267) 464-1700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On October 17, 2014, UniTek Global Services, Inc. (the “Company”) announced that it has entered into a plan support agreement (the “Plan Support Agreement”) with: (i) its U.S. subsidiaries, including DirectSAT USA, Inc. (“DirectSAT”) (collectively with the Company, the “Debtors”); (ii) Apollo Investment Corporation (“Apollo”), as agent for the lenders under the ABL Credit Agreement (as defined below); (iii) the undersigned lenders under the ABL Credit Agreement (the “ABL Consenting Lenders”); (iv) the undersigned lenders under the Term Loan Credit Agreement (as defined below); and (v) DIRECTV, LLC (“DIRECTV” and collectively with the parties listed in clauses (i) through (iv) above, the “Plan Support Parties”), regarding a voluntary Chapter 11 pre-packaged plan of reorganization of the Debtors (the “Plan”).

The Plan Support Parties represent 100% of the ABL Lenders (as defined below) and Term Lenders (as defined below) holding 59% of the indebtedness under the Term Loan Credit Agreement.

The following description of the Plan Support Agreement, including the term sheets attached thereto, is qualified in its entirety by reference to the Plan Support Agreement and related exhibits attached as Exhibit 99.1 to this Current Report on Form 8-K.  Certain capitalized terms used but not defined in this Current Report on Form 8-K have the meanings set forth in the Plan Support Agreement.

The “Term Loan Credit Agreement” means that certain Credit Agreement, dated as of April 15, 2011 and as amended since such date, among the Company, the several banks and other financial institutions or entities from time to time parties thereto (collectively, the “Term Lenders”), and Cerberus Business Finance, LLC, as administrative agent.  The “ABL Credit Agreement” means that certain Revolving Credit and Security Agreement, dated as of July 10, 2013 and as amended since such date, among the Debtors, the several banks and other financial institutions or entities from time to time parties thereto (collectively, the “ABL Lenders”), and Apollo, as agent.

Pursuant to the Plan Support Agreement, and subject to certain conditions contained therein and generally described below, each of the Plan Support Parties has agreed, among other things, to vote (in the case of Plan Support Parties entitled to so vote) in favor of and to generally support confirmation of the Plan by the United States Bankruptcy Court for the District of Delaware consistent with the terms and conditions set forth in the term sheets attached to the Plan Support Agreement and the Debtors have agreed to use their reasonable best efforts to support and complete the transactions contemplated by such term sheets, including seeking confirmation of the Plan consistent therewith.

In addition, DIRECTV has agreed that, while the Plan Support Agreement is effective, it shall not issue a termination for convenience notice under its 2012 Home Services Provider Agreement, dated as of October 15, 2012, with the Company (the “HSP Agreement”), so long as certain conditions, including the following, are met:

•                  DirectSAT maintains adequate funding to enable it to perform its obligations under the HSP Agreement and satisfy its other financial obligations as they come due in the ordinary course of business, with such funding measured based on the Debtors’ unrestricted cash and cash equivalents, marketable securities and availability under their various credit facilities, in an amount of at least $10 million;

•                  DirectSAT remains current (i.e., within applicable terms) on all undisputed payments to vendors, employees and former employees (including severance) and provides projections to DIRECTV, based upon reasonable assumptions of DirectSAT’s management, indicating that it will continue to be current (i.e., within applicable terms), except to the extent DirectSAT may be prohibited from doing so pursuant to any provision of the Bankruptcy Code after the commencement of the Chapter 11 Cases or pursuant to a budget in connection with the DIP Facility or the Debtors’ use of cash collateral;

•                  Certain DirectSAT personnel remain employed by DirectSAT, or are replaced with the approval of DIRECTV in its reasonable discretion;

•                  Debtors shall give DIRECTV notice of certain litigation commenced against them, if any;

•                  DirectSAT operational performance under the HSP Agreement remains at substantially the same level of performance; and

•                  DirectSAT provides DIRECTV with certain reporting and projections and keeps DIRECTV updated as to certain matters.

The Plan Support Agreement is subject to certain termination events, including:

•                  solicitation of votes on the Plan is not commenced on or before October 21, 2014;

•                  the Chapter 11 Cases are not commenced on or before November 11, 2014;

•                  the Bankruptcy Court shall not have entered the Confirmation Order on or before the date that is 66 days from the Petition Date;

•                  the Bankruptcy Court otherwise grants relief that would have a material adverse effect on the Restructuring Transactions;

•                  the Effective Date of the Plan shall not have occurred on or before January 21, 2015;

•                  breach by any Plan Support Party of any of the representations, warranties, or covenants of such breaching Plan Support Party as set forth in the Plan Support Agreement that would have a material adverse effect on the Restructuring Transactions, subject to notice and cure where applicable;

•                  any of the Plan Restructuring Documents shall have been modified without consent in a way that is materially adverse to any Plan Support Party;

•                  the withdrawal, amendment, modification of, or the filing of a pleading by the Debtors seeking to amend or modify the Plan or any other Restructuring Transaction document materially inconsistent with the Plan Support Agreement;

•                  the filing by the Debtors of any motion or other request for relief seeking (i) to voluntarily dismiss any of the Chapter 11 Cases, (ii) to convert any of the Chapter 11 Cases to Chapter 7, or (iii) to appoint a trustee or an examiner with expanded powers in any of the Chapter 11 Cases;

•                  the entry of an order by the Bankruptcy Court (i) dismissing any of the Chapter 11 Cases, (ii) converting any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code, or (iii) appointing a trustee or an examiner with expanded powers in any of the Chapter 11 Cases;

•                  prior to the Petition Date, an involuntary bankruptcy case is commenced against any of the Debtors, which is not dismissed or withdrawn within 7 days;

•                  the Bankruptcy Court grants relief terminating, annulling, or modifying the automatic stay (as set forth in section 362 of the Bankruptcy Code), with regard to either any material assets of any Debtor other than DirectSAT or any material assets of DirectSAT, without the prior written consent of certain of the Plan Support Parties;

•                  any court of competent jurisdiction or other competent governmental or regulatory authority shall have issued an order making illegal or otherwise restricting, preventing, or prohibiting the Restructuring Transactions in a way that cannot be reasonably remedied; and

•                  on or before the earlier of November 10, 2014 or the commencement of the Chapter 11 Cases, the Company and certain of its employees shall not have entered into an amended and restated version of the Unitek Global Services Inc. Change in Control Severance Plan (the “Severance Plan”) on

terms and conditions acceptable to the Required ABL Facility Consenting Lenders and the Required Term Loan Consenting Lenders in their respective sole discretion.

As agreed to in the Plan Support Agreement, the material terms of the Plan include, among other things, that upon the effective date of the Plan:

•                  Subject to the creation of the New Holdco Debt facility as described below, the holders will receive as follows:

•                  Each holder of an allowed claim on account of the ABL Credit Agreement, other than the Last Out Loans (as defined in the ABL Credit Agreement) (the “Senior ABL Claims”), shall receive new first lien debt of the Company (“New First Lien Debt”) in a face amount equal to the total amount of such holder’s claim under the ABL Facility Credit Agreement.  The Senior ABL Claims shall be allowed in the aggregate amount of $38.7 million.

•                  Each holder of an allowed claim on account of the Last Out Loans shall receive New First Lien Debt in a face amount equal to the total amount of such holder’s junior claims under the ABL Credit Agreement. These claims shall be allowed in the aggregate amount of $8.7 million.

•                  Each holder of an allowed claim on account of the Term Loan Credit Agreement (collectively, the “Term Loan Claims”) shall receive its pro rata share of:  (i) New First Lien Debt in a face amount equal to the total amount of the Senior ABL Facility Claims, and (ii) 100% of the common stock of the reorganized Company, subject to dilution by a management incentive equity plan.

•                  To the extent the amount of the New First Lien Debt described above, plus the funded amount under the DIP Facility, plus the funded revolving commitment solely to fund operations of DirectSAT, plus all funded amounts under any outstanding letters of credit under the ABL Facility (collectively, the “Total Debt”) is less than $120 million, the New First Lien Debt facility shall be in an amount equal to the Total Debt.  If the Total Debt is greater than $120 million, the New First Lien Debt facility shall be in an amount equal to $115 million.

•                  If the Total Debt is less than $120 million, the New Holdco Debt facility shall be $0, and if the Total Debt is greater than $120 million, the New Holdco Debt facility shall be in an amount equal to the difference between the Total Debt and $115 million.

The holders of the Company’s common stock shall receive no distribution, and their interests shall be discharged, canceled, released, and expunged on the Effective Date.

A copy of the Company’s press release announcing, among other things, the Plan Support Agreement is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

As disclosed in its Current Reports on Form 8-K filed on August 13, September 4, September 24, October 3 and October 10, 2014, the Company previously entered into forbearance agreements, dated as of August 8, 2014, with the Company’s lenders under the Term Loan Credit Agreement and ABL Credit Agreement, respectively, which forbearance agreements were amended on September 3, September 23, October 2 and October 9, 2014 to extend through October 23, 2014 the standstill periods contained in such agreements.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2014, the Board of Directors approved reductions of the amounts that the participants in the Severance Plan would receive upon becoming entitled to payment under the Severance Plan.  The changes are to be effective upon the execution by each participant thereunder of an acknowledgement of and agreement to such modifications, such agreement to include a release of any claims against the Company under the Severance Plan, and the approval of the Plan by the Bankruptcy Court.  Pursuant to such reductions, the severance benefits payable under the Severance Plan would be comprised of the following: Mr. Romanella would be entitled to receive a lump sum payment equal to one times his base salary, while the other participants, including Daniel Yannantuono, President of DirectSAT, and Donald W. Gately, the Company’s Chief Operating Officer, would be entitled to receive (i) a lump sum payment equal to 0.75 times their base salary; and (ii) a prorated portion of their target bonus for the year in which they were terminated, not to be less than one-quarter of such target bonus.  Other than the changes to the severance benefits, all other terms of the Severance Plan would remain unchanged.

Item 9.01.                                        Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit Title
99.1	Plan Support Agreement, dated as of October 17, 2014.
99.2	Press Release of UniTek Global Services, Inc., dated October 21, 2014.
99.3	Second Amendment to ABL Credit Agreement, dated as of August 13, 2014
99.4	Fifth Amendment to Term Loan Credit Agreement, dated as of August 13, 2014
99.5	Forbearance Agreement, dated as of August 8, 2014, to Term Loan Credit Agreement
99.6	Forbearance Agreement, dated as of August 8, 2014, to ABL Credit Agreement
99.7	First Amendment to Term Loan Credit Forbearance Agreement, dated as of September 3, 2014
99.8	First Amendment to ABL Facility Forbearance Agreement, dated as of September 3, 2014
99.9	Second Amendment to Term Loan Credit Forbearance Agreement, dated as of September 23, 2014
99.10	Second Amendment to ABL Facility Forbearance Agreement, dated as of September 23, 2014
99.11	Third Amendment to Term Loan Credit Forbearance Agreement, dated as of October 2, 2014
99.12	Third Amendment to ABL Facility Forbearance Agreement, dated as of October 2, 2014
99.13	Fourth Amendment to Term Loan Credit Forbearance Agreement, dated as of October 9, 2014
99.14	Fourth Amendment to ABL Facility Forbearance Agreement, dated as of October 9, 2014
99.15	Subordination Agreement, dated as of August 13, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEK GLOBAL SERVICES, INC.

Date: October 23, 2014	By:	/s/ Andrew J. Herning
Andrew J. Herning
Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Exhibit Title
99.1	Plan Support Agreement, dated as of October 17, 2014.
99.2	Press Release of UniTek Global Services, Inc., dated October 21, 2014.
99.3	Second Amendment to ABL Credit Agreement, dated as of August 13, 2014
99.4	Fifth Amendment to Term Loan Credit Agreement, dated as of August 13, 2014
99.5	Forbearance Agreement, dated as of August 8, 2014, to Term Loan Credit Agreement
99.6	Forbearance Agreement, dated as of August 8, 2014, to ABL Credit Agreement
99.7	First Amendment to Term Loan Credit Forbearance Agreement, dated as of September 3, 2014
99.8	First Amendment to ABL Facility Forbearance Agreement, dated as of September 3, 2014
99.9	Second Amendment to Term Loan Credit Forbearance Agreement, dated as of September 23, 2014
99.10	Second Amendment to ABL Facility Forbearance Agreement, dated as of September 23, 2014
99.11	Third Amendment to Term Loan Credit Forbearance Agreement, dated as of October 2, 2014
99.12	Third Amendment to ABL Facility Forbearance Agreement, dated as of October 2, 2014
99.13	Fourth Amendment to Term Loan Credit Forbearance Agreement, dated as of October 9, 2014
99.14	Fourth Amendment to ABL Facility Forbearance Agreement, dated as of October 9, 2014
99.15	Subordination Agreement, dated as of August 13, 2014